MODIFICATION AGREEMENT


Borrower:                                    Lender:

 Evans & Sutherland Computer Corporation     First Security Bank, N.A.
 600 Komas Drive                             Commercial Banking
 Salt Lake City, Utah  84158                 15 East 100 South, 2nd Floor
                                             Salt Lake City, Utah  84111

First Security Bank, N.A. ("Lender") has extended credit (the "Loan") to Evans & Sutherland Computer Corporation (individually and collectively "Borrower") pursuant to a promissory note dated March 2, 1998 (the "Note") in the stated principal amount of $5,000,000.00. The Loan is unsecured.

The Note and any loan agreements, guaranties, subordinations, Collateral Documents, and other instruments and documents executed in connection therewith, together with any previous modifications to any of those instruments or documents, shall be referred to as the "Loan Documents."

Borrower has requested certain modifications to the Loan Documents and Lender is willing to grant such modifications on the following terms and conditions:

     1. Provided that all conditions stated herein are satisfied, the terms of the Loan Documents are hereby modified as follows:

         Modifications to the Term of the Note:

         This Agreement does not constitute a repayment or extinguishment of the Note, but only a modification thereof.

         Other Modifications to the Loan Documents:

         The Loan Documents shall be amended as follows:

              Several portions of Section 1 of the Commercial Credit and Security Agreement dated March 2, 1998 (the "Credit Agreement") shall be modified in the following manner:

              Subsection 1.1 shall remain unchanged.

              The main heading of Subsection 1.2 shall be amended to read:

              "1.2 The Loan shall consist of the following facility:"

              Thereafter, changes shall be made to subitem (a) so that the maximum amount of the L/C Line shall be changed to Five Million Dollars ($5,000,000.00) and the fee charged for each letter of credit issued under the line shall be modified to be 0.70% of the amount of each letter of credit issued, plus the standard per item charges assessed by First Security; and all references to subitem
              (b)  concerning  the FX Line shall be deleted from the  Agreement,

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              and any further dealings  concerning a foreign exchange line shall be dealt with in a separate agreement.

              Subsection 1.3 shall be amended by delaying subitem (b) in its entirety.

              Subsection 1.4 shall be amended to state:

              "1.4 The facility shall be stated to mature on September 30, 2000, after which no further letters of credit may be issued."

              Subsection 1.8 shall be modified to amend the names of the individuals eligible to request an advance under the Loan, and thus shall read:

              1.8 Any of the following persons is authorized to make a written or oral request to Lender to advance funds under this Agreement:
              Mark Steele and Richard J. Gaynor. Lender is under no obligation to verify the identity of an individual representing to be one of the foregoing persons. Any advance made pursuant to said written or oral request is irrebuttably presumed to be made for Borrower's benefit. Lender shall make disbursements on the Loan to Borrower or for the account of Borrower unless Borrower directs otherwise in writing.

              The warranty and  representation  rehearsed by Borrower in Section
              3.7 of the Credit Agreement concerning the absence of any actions, suits or proceedings against Borrower which may have an adverse effect upon its financial condition is modified so as to disclose to Lender the existence of one lawsuit threatened against Borrower by CAE, the details of which are attached hereby to this Modification Agreement as Exhibit "A."

              Section 4.7 of the Credit Agreement shall be deleted in its entirety.

              Section 4.8 of the Credit Agreement shall be deleted in its entirety.

              Section 4.9 of the Credit Agreement shall be restated to read as follows:

              4.9 Borrower shall immediately notify Lender in writing of any change in the location of Borrower's business or any change in Borrower's name, any change in the key management of Borrower or any change in the agreements affecting the structure of Borrower or the operation of its business. Furthermore, Borrower shall not commingle its funds with any other entity.

              Subitem 5.1 (h) shall be restated to read as follows:

              (h) Borrower shall sell, transfer or assign substantially all of its assets, which shall mean more than fifty percent (50%) of such assets, to any third party, or all or any material part of the assets of Borrower is attached, levied, or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed or released within sixty (60) days of the date

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              thereof.  Borrower and Lender acknowledge,  however, that Borrower is currently  seeking  additional  financing from other sources in
              the   approximate   aggregate   amount  of   $60,000,000.00   (the
              "Financing"), which Financing may be secured by assignments from time to time of Borrower's accounts receivable, inventory, real estate, or other personal property assets. Borrower and Lender
              further  agree  and   acknowledge   that  any  pledge,   mortgage,
              assignment,    sale,    transfer   or    hypothecation    of   the
              above-referenced assets of Borrower to provide collateral security for the Financing shall be disregarded with respect to the determination of the foregoing default provisions. In the event that Borrower secures the Financing, Borrower consents that it shall (i) at all times during the term of the Loan maintain on an undrawn basis, a portion of the available commitment amount of the Financing equal to or greater than the aggregate credit then outstanding under the L/C Line and FX Line and (ii) submit to Lender on a monthly basis, a compliance certificate in form and content reasonably acceptable to Lender, indicating the aggregate undrawn commitment available under the Financing.

              Subitem 5.1 (i) shall be further clarified to define a material adverse change in the financial condition of Borrower to mean any change which would have an effect on Borrower exceeding $10,000,000.00.

              Subsection 5.1 (j) shall be deleted in its entirety as an event of default.

     2. As preconditions to the terms of this Agreement, Borrower shall complete or provide the following:

         Borrower shall pay or shall have paid all reasonable fees, costs, and expenses, of whatever kind or nature, incurred by Lender in connection with this Agreement, including but not limited to attorney's fees, lien search fees, title reports and policies, and recording and filing fees.

     3. It is the intention and agreement of Borrower and Lender that: (i) all collateral security in which Lender has acquired a security interest or other lien pursuant to the Loan Documents shall continue to serve as collateral security for payment and performance of all the obligations of the Borrower under the Loan Documents, and (ii) all agreements, representations, warranties, and covenants contained in the Loan Documents are hereby reaffirmed in full by Borrower except as specifically modified by this Agreement.

     4. Borrower hereby acknowledges that: (i) the Loan Documents are in full force and effect, as modified by this Agreement, and (ii) by entering into this Agreement, Lender does not waive any existing default or any default hereunder occurring or become obligated to waive any condition or obligation under the Loan Documents.

     5. Borrower hereby acknowledges that Borrower has no claim, demand, lawsuit, cause of action, claim for relief, remedy, or defense against enforcement of the Loan Documents that could be asserted against Lender, its affiliates, directors, officers, employees, or agents, whether known or unknown, for acts, failures to act (whether such act

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          or  failure  to act is  intentional  or  negligent),  representations, commitments, statements or warranties, including without limitation any such conduct arising out of or in any way connected with the Loan Documents. Notwithstanding the foregoing, Borrower hereby waives, releases, and relinquishes any and all claims, demands, lawsuits, causes of action, claims for relief, remedies, or defenses against enforcement of the Loan Documents that could be asserted against Lender, its affiliates, directors, officers, employees, or agents, whether known or unknown.

     6. In addition to this Agreement, the Loan Documents, and any additional documents that this Agreement requires, this finance transaction may include other written closing documentation such as resolutions, waivers, certificates, financing statements, filings, statements, closing or escrow instructions, loan purposes statements and all other documents that Lender may customarily use in such transactions. Such documents are incorporated herein by this reference. All the documents to which this paragraph makes reference express, embody, and supersede any previous understandings, agreements, or promises (whether oral or written) with respect to this finance transaction, and represent the final expression of the agreement between Lender and Borrower, the terms and conditions of which cannot hereafter be contradicted by any oral understanding (if any) not reduced to writing and identified above.

FINAL AGREEMENT. Borrower understands that the loan documents signed in connection with this loan are the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any alleged oral agreement.

Effective as of February 22, 2000.

LENDER:

First Security Bank, N.A.


By:  /s/ Troy Akagi
     Authorized Officer


BORROWER:

Evans & Sutherland Computer Corporation

By:  /s/ Mark Steele
     Mark Steele, Vice President and Treasurer



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                                   EXHIBIT "A"
                                       TO
                             MODIFICATION AGREEMENT

         Reference is made to that certain Commercial Credit and Security Agreement, dated March 2, 1998 (as amended and modified from time to time, the "Agreement"), as the same was amended effective as of February 22, 2000, pursuant to that certain Modification Agreement ("Modification") to which this Exhibit "A" is attached and hereby incorporated into in its entirety.

         Section 3.7 of the Agreement, as amended and supplemented by the Modification, references a certain lawsuit by CAE Electronics, Ltd. ("CAE") against Borrower. Borrower and Lender hereby acknowledge that such reference is in error and that there are no "existing actions, suits, or proceedings pending or threatened against Borrower" to the best of the actual knowledge of Borrower's directors and officers.

         However, Borrower hereby discloses to Lender that CAE has asserted that certain monetary amounts constituting liquidated damages are owing from Borrower to CAE pursuant to the provisions of one or more agreements between Borrower and CAE. In addition to the liquidated damages provisions of such contracts, the contracts provide for arbitration of disputes among the parties thereto. However, no such arbitration proceeding has been commenced as of the date hereof. Moreover, Borrower and CAE are currently negotiating to mutually resolve the amount of any such liquidated damages, the purported disputes or breaches of contract related to the assertion that liquidated damages are owing and any other claims or disputes among the parties.

         Borrower and Lender further agree and acknowledge that Section 3.7 of the Agreement, as amended by the Modification, is hereby amended to be consistent with the foregoing.

         All capitalized terms used without definition shall have the meaning given to such terms in the Agreement.

         Dated as of March 15, 2000.

                         Evans and Sutherland Computer Corporation a Utah corporation


                         By:/S/ R. GAYNOR
                         Name: Richard J. Gaynor
                         Title:  Vice President and Chief Financial Officer

                         First Security Bank, N.A.
                         a Utah corporation

                         By: /s/ TROY AKAGI
                         Name  Troy Akagi
                         Title: Vice President